                                                                      EXHIBIT 11

                         INACOM CORP. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                                                                                FOR THE YEARS ENDED
                                                                   ----------------------------------------------
                                                                    DECEMBER 30,    DECEMBER 31,    DECEMBER 25,
                                                                        1995            1994            1993
                                                                   --------------  --------------  --------------
Weighted average common shares outstanding.......................      10,300,000      10,300,000       9,500,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Earnings (loss) applicable to common stock.......................  $   11,707,000  $   (2,256,000) $   11,975,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Earnings (loss) per share........................................           $1.14          $(0.22)          $1.26
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